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EXHIBIT 11.1

                                CYBERCASH, INC.

                         (A DEVELOPMENT STAGE COMPANY)

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE


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
                                                                      PERIOD FROM
                                                                    AUGUST 29, 1994
                                                                    (INCEPTION) TO            YEAR ENDED            YEAR ENDED
                                                                     DECEMBER 31,            DECEMBER 31,          DECEMBER 31,
                                                                         1994                    1995                  1996
                                                                    ---------------          ------------          ------------
Earnings per share:
Weighted average shares of Common Stock outstanding                      1,450,000              1,450,000            9,585,418
Shares of Series B Preferred Stock and warrants issued
  during the twelve month period prior to the initial
  filing of the Form S-1 (using the treasury stock
  method)                                                                1,679,581              1,679,581               --
Shares of Common Stock issued during the twelve month
  period prior to the initial filing of the S-1 (using
  the treasury method)                                                     111,838                111,838               --
Common equivalent shares from options issued during
  the twelve month period prior to the initial filing
  of the Form S-1 (using the treasury stock method)                        760,655                760,655               --
                                                                      -------------          -------------        -------------
Total                                                                    4,002,074              4,002,074            9,585,418
Loss for the period                                                   $ (1,153,494)          $(10,006,195)        $(26,554,741)
                                                                      -------------          -------------        -------------
Net loss per share                                                    $      (0.29)          $      (2.50)        $      (2.77)
                                                                      =============          =============        =============
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